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                                                                    EXHIBIT 4.2


                        ASSOCIATED MATERIALS INCORPORATED
                    9 1/4% Senior Subordinated Notes due 2008

No. 1                                                             $ 75,000,000

         Associated Materials Incorporated, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay to Cede & Co., or registered assigns, the principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) on March 1, 2008.

         Interest Payment Dates:         March 1 and September 1, commencing
                                         September 1, 1998
         Record Dates:                   February 15 and August 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:  March 3, 1998

                              ASSOCIATED MATERIALS INCORPORATED


[SEAL]                        By:    /s/ William W. Winspear
                                     ------------------------------------------
                                     William W. Winspear
                                     Chairman of the Board, President and Chief
                                     Executive Officer


                              By:    /s/ Robert L. Winspear
                                     ------------------------------------------
                                     Robert L. Winspear
                                     Vice President, Treasurer and Secretary

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Global Securities referred to in the within-mentioned Indenture.

U.S. Trust Company of Texas, N.A., as Trustee

By:  /s/ John C. Stohlmann
   ------------------------------------------
     Authorized Signatory

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                    9 1/4% Senior Subordinated Notes due 2008

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1.     Interest

       Associated Materials Incorporated, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest shall be payable semi-annually on each Interest Payment Date, commencing September 1, 1998. Interest on the Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from March 3, 1998; provided, that, if there is no existing Default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the succeeding Interest Payment Date, interest shall accrue from such succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

2.     Method of Payment

       On each Interest Payment Date the Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on February 15 and August 15, as applicable, whether or not such record date is a Business Day (the "record date") immediately preceding such Interest Payment Date, even if the Security is canceled on registration of transfer or registration of exchange after such record date (other than with respect to the purchase of Securities pursuant to an offer to purchase Securities made in connection with Sections 4.16 or 4.17 of the Indenture). Holders must surrender Securities to a Paying Agent to collect principal payments. Principal, premium, if any, interest and any other amounts due pursuant to the terms of this Security or the Indenture shall be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Security is a Global Security such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest


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due on a Security which is not a Global Security by check payable in such money.
The Company may mail an interest payment with respect to any Security that is not a Global Security to a Securityholder's registered address.

3.     Paying Agent and Registrar

       Initially, the Trustee shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee. The Company may act as Paying Agent, Registrar or co-registrar.

4.     Indenture; Subordination

       The Company issued the Securities under an Indenture, dated as of March 1, 1998 (the "Indenture"), between the Company and the Trustee. In addition to the terms set forth herein, the terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the ("TIA") and as provided in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

       The Securities are limited to $100,000,000 aggregate principal amount. The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and this Security is issued subject to such provisions. Each Holder of this Security, by its acceptance hereof, agrees to and shall be bound by such provisions, and authorizes and directs the Trustee on behalf of the Holder to take such action as may be necessary or appropriate to effect the subordination as provided in the Indenture.

5.     Optional Redemption

       The Company may redeem up to 25% of the aggregate principal amount of the Securities at any time on or before March 1, 2001 and within 60 days following the closing of a public offering of common stock of the Company and utilizing the net proceeds therefrom; provided that at least $65,000000 in aggregate principal amount of the Securities remain outstanding after the occurrence of such redemption. Any such redemption shall be made at a redemption price of 109.25% of the principal amount of the Securities, plus accrued and unpaid interest, if any, on such amount to the Redemption Date.

       In addition, the Securities are redeemable as a whole, or from time to time in part, at any time on and after March 1, 2003, at the option of the Company at the following redemption prices (expressed as a percentage of principal), together with accrued and unpaid interest to the Redemption Date, if redeemed in the twelve-month period commencing March 1 of the years indicated below:


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                  Redemption Year              Redemption Price
                  ---------------              ----------------
                       2003                           104.625%
                       2004                           103.083%
                       2005                           101.542%
               2006 and thereafter                    100.000%

       Notice of redemption shall be mailed at least 30 calendar days but not more than 60 calendar days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

6. Requirement That the Company Offer to Purchase Securities Under Certain Circumstances

       Subject to the terms and conditions of the Indenture, the Company shall be obligated in certain circumstances to apply the Excess Proceeds from certain Asset Dispositions to offer to purchase Securities at 100% of principal amount plus accrued interest in accordance with Section 4.16 of the Indenture.

       Subject to the terms and conditions of the Indenture, within 30 calendar days following the occurrence of a Change of Control of the Company, the Company is obligated to offer to purchase any and all of the Securities pursuant to
Section 4.17 of the Indenture, at a price equal to 101% of aggregate principal amount plus accrued and unpaid interest, if any, to the date of purchase.

7.     Denominations; Transfer; Exchange

       The Securities are issuable in denominations of $1,000 of principal amount and integral multiples of $1,000 of principal amount. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law, or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 calendar days before a selection of Securities to be redeemed.

8.     Persons Deemed Owners

       The registered Holder of this Security may be treated as the absolute owner of this Security for all purposes whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee.


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9.     Amendment; Waiver

       Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Intercompany Agreement and any related documents may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain defaults and noncompliance with certain provisions of the Indenture, the Securities, the Intercompany Agreement and any related documents may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture, the Securities, the Intercompany Agreement and any related documents to cure any ambiguity, defect or inconsistency or to correct or supplement any provision herein or therein, that may be defective or inconsistent with any other provision herein or therein, provided that such amendment does not adversely affect the rights of any Securityholder; or to comply with Article 5 of the Indenture; or to provide for uncertificated Securities in addition to certificated Securities; or to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA; or to make any change that does not adversely affect the rights of any Securityholder; or to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company.

10.    Defaults and Remedies

       Under the Indenture, Events of Default include, among other things, (i) a default in payment of the principal of (or premium, if any, on) any Securities when the same becomes due and payable at maturity, by acceleration or otherwise, or default in payment of the Equity Offering Redemption Price or Redemption Price on the applicable Redemption Date or of the Change of Control Offer Price or Net Proceeds Offer Price on the applicable offer purchase date, (ii) a default in the payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by the Indenture, or a default under certain provisions of the Indenture, subject to the grace period contained in the Indenture, (iii) the Company defaults in the performance of, or breaches the terms of, certain covenants and agreements contained in the Indenture, (iv) the Company fails to comply with, or breaches, any other covenants or agreements in the Securities or the Indenture and such failure or breach continues for 60 calendar days after receipt by the Company of a Notice of Default, (v) the Company or any Restricted Subsidiary of the Company defaults in the payment of any principal of or interest on any Indebtedness (other than Indebtedness constituting reimbursement obligations with respect to the letter(s) of credit securing the Company's Taxable Notes to the extent such default does not constitute a default under the Bank Credit Agreement) when due (after giving effect to any applicable grace period under such Indebtedness) and the principal amount of such Indebtedness exceeds $5,000,000 in the aggregate,
(vi) an event of default on any other Indebtedness of the Company or any Restricted Subsidiary of the Company having an aggregate amount outstanding in excess of $5,000,000 (excluding the Taxable Notes of the Company to the extent such default does not also constitute an event of default under the Bank Credit Agreement), and such event of default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable in advance of its scheduled maturity, (vii)


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
certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary, or (viii) final judgments for the payment of amounts in excess of $5,000,000 (net of amounts covered by insurance as to which a claim has been made and no reservation of rights is being asserted by such carrier) are rendered against the Company or any material Restricted Subsidiary of the Company and any creditor has commenced any enforcement proceeding upon such judgment in accordance with applicable law and such enforcement proceeding is not stayed or dismissed within five business days of the commencement thereof, or such judgment remains unstayed or undischarged for 60 calendar days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that shall result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

       Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.

11.    Trustee Dealings With the Company

       Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.    No Recourse Against Others

       A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13.    Authentication

       This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

14.    Defeasance

       The Securities, and certain covenants of the Indenture, are subject to defeasance as described in the Indenture.


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
15.    GOVERNING LAW

       THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

       The Company will furnish without charge to any Holder of Securities upon written request a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Associated Materials Incorporated
                  2200 Ross Avenue, Suite 4100 East
                  Dallas, Texas 75201
                  Attn:  Treasurer


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
                                [ASSIGNMENT FORM]

If you, the holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address, zip code and social security number or tax ID number)

and irrevocably appoint

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agent to transfer this Security on the books of the Company.  The agent may substitute another to act for such agent.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

Date:                        Signature:
     -------------------               ---------------------------------------
                                       (Sign exactly as your name(s) appear(s)
                                       on the other side of this Security)

                                       Signature Guaranteed


                                       By:
                                          ------------------------------------


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
                  [FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

     If you wish to elect to have this Security purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, check the box: [ ]

     If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 4.16 or 4.17 of the Indenture, state the amount in integral multiples of $1,000: $

Date:                           Signature:
     ------------------                   -----------------------------------
                                          (Sign exactly as your name(s)
                                          appear(s) on the other side of this
                                          Security)

                                Signature Guaranteed


                                By:
                                   ------------------------------------------


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
                  SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY

       The following exchanges of a part of this Global Security for Definitive Securities have been made:

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Date of Exchange    Amount of decrease     Amount of increase      Principal Amount of         Signature of
                    in Principal Amount    in Principal Amount     this Global Security    authorized officer of
                      of this Global         of this Global           following such              trustee
                         Security               Security          decrease (or increase)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------



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